SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2004

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-21835	59-2754337

(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)

941-362-1200

(Registrant’s telephone number, including area code)

Item 12. Other Events and Regulation FD Disclosure.
SIGNATURE
EX-99.1 Press Release

Item 12. Other Events and Regulation FD Disclosure.

     On June 16, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing (1) an increase the Company’s regular quarterly dividend from a $0.04 to $0.05 per common share; (2) the declaration of a $0.05 per share dividend on its common stock payable on July 15, 2004, to shareholders of record on June 30, 2004; and (3) the Company’s intention to purchase approximately $400,000 of outstanding Company stock on the open market to offset the issuance of shares under certain of the Company’s compensation and benefits programs.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION
By:	/s/ Richard J. Dobbyn
Richard J. Dobbyn
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 16, 2004